KEYCORP REPORTS FOURTH QUARTER 2024 NET LOSS OF $(279) MILLION,
OR $(.28) PER DILUTED COMMON SHARE, AND ADJUSTED NET INCOME OF $378 MILLION, OR $.38 PER DILUTED COMMON SHARE(a)

Revenue of $865 million; Adjusted for selected items(a), revenue up 16% year-over-year

Net interest income up 10% linked quarter

Momentum across investment banking, payments, and wealth management fees up 27% year-over-year

Common Equity Tier 1 ratio increased 120 basis points quarter-over-quarter to 12%(b)

    CLEVELAND, January 21, 2025 - KeyCorp (NYSE: KEY) today announced a net loss from continuing operations attributable to Key common shareholders of $(279) million, or $(.28) per diluted common share, or adjusted net income of $378 million or $.38 per diluted common share(a), for the fourth quarter of 2024. Included in the fourth quarter of 2024 are $(657) million, or $(.66) per diluted common share, after-tax, of charges related to the loss on the sale of securities(c). For the third quarter of 2024, KeyCorp reported a net loss from continuing operations attributable to Key common shareholders of $(447) million, or $(.47) per diluted common share, or adjusted net income of $285 million or $.30 per diluted common share(a). Net income from continuing operations attributable to Key common shareholders was $30 million, or $.03 per diluted common share, or adjusted net income of $239 million or $.25 per diluted common share(a), for the fourth quarter of 2023. During the quarter, Key and Scotiabank received regulatory approval to complete Scotiabank's minority investment in Key as announced on August 12, 2024.
Comments from Chairman and CEO, Chris Gorman
"Our fourth quarter results marked a strong finish to the year. EPS and revenue were impacted by the previously communicated completion of our securities portfolio repositioning. On an adjusted basis(a), revenues were up 16% year-over-year and 11% sequentially. Net interest income was up 10% quarter-over-quarter and fees (as adjusted(a)), were up meaningfully versus comparable periods. We achieved year-over-year positive operating leverage for a second consecutive quarter. On a linked quarter basis, net charge-offs were down 26% and criticized loans down 7%.

Our strong financial results are a function of continued client momentum. Relationship households were up 3%, client deposits were up 4%, and AUM increased to a record level of $61 billion in 2024. We continued to drive significant progress in each of our strategic, fee-based businesses – wealth management, commercial payments, and investment banking.

I am very proud of all that our team accomplished in 2024. As we turn the page to 2025, we celebrate KeyBank’s 200th anniversary, a remarkable milestone that reflects the hard work of our teammates over the past two centuries, and their collective dedication to our clients. With strong performance momentum and a leading capital position, we are well positioned for sound, profitable growth in 2025 and beyond.”

(a) The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “adjusted earnings per share", "adjusted taxable-equivalent revenues", "adjusted noninterest income", and "adjusted net income.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b) December 31, 2024 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(c) See table on page 25 for more information on Selected Items Impact on Earnings.

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

Selected Financial Highlights

Dollars in millions, except per share data				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Income (loss) from continuing operations attributable to Key common shareholders	$(279)	$(447)	$30	37.6%	N/M
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	(.28)	(.47)	.03	40.4	N/M
Return on average tangible common equity from continuing operations (a)	(9.69)%	(16.98)%	1.46%	N/A	N/A
Return on average total assets from continuing operations	(.52)	(.87)	.14	N/A	N/A
Common Equity Tier 1 ratio (b)	12.0	10.8	10.0	N/A	N/A
Book value at period end	$14.21	$14.53	$13.02	(2.2)	9.1
Net interest margin (TE) from continuing operations	2.41%	2.17%	2.07%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)December 31, 2024 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Net interest income (TE)	$1,061	$964	$928	10.1%	14.3%
Noninterest income	(196)	(269)	610	27.1	(132.1)
Total revenue (TE)	$865	$695	$1,538	24.5%	(43.8)%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $1.1 billion for the fourth quarter of 2024 and the net interest margin was 2.41%. Compared to the fourth quarter of 2023, net interest income increased by $133 million, and the net interest margin increased by 34 basis points. The increase in net interest income and the net interest margin reflect the reinvestment of proceeds from maturing investment securities into higher yielding investments, the maturity of lower-yielding interest rate swaps with negative carry that were terminated in 2023, and the first tranche of the repositioning of the available-for-sale portfolio of $7.0 billion during the third quarter of 2024. In addition, during the fourth quarter of 2024, Key completed the second tranche of the available-for-sale portfolio repositioning, which involved the sale and reinvestment of approximately $3.0 billion of lower-yielding mortgaged-backed securities into higher-yielding investments. Net interest income and the net interest margin also benefited from an increase in lower-cost deposits, which contributed to the decline in wholesale borrowings. These benefits were partially offset by a decline in loan balances and the impact of lower interest rates on repricing earning assets.

Compared to the third quarter of 2024, taxable-equivalent net interest income increased by $97 million, and the net interest margin increased by 24 basis points. Net interest income and the net interest margin benefited from the reinvestment of proceeds from maturing investment securities into higher-yielding investments, the repositioning of the available-for-sale portfolio, the maturity of amortizing interest rate swaps with negative carry, and an improved funding mix.

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

Noninterest Income

Dollars in millions				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Trust and investment services income	$142	$140	$132	1.4%	7.6%
Investment banking and debt placement fees	221	171	136	29.2	62.5
Cards and payments income	85	84	84	1.2	1.2
Service charges on deposit accounts	65	67	65	(3.0)	—
Corporate services income	69	69	67	—	3.0
Commercial mortgage servicing fees	68	73	48	(6.8)	41.7
Corporate-owned life insurance income	36	36	36	—	—
Consumer mortgage income	16	12	11	33.3	45.5
Operating lease income and other leasing gains	15	16	22	(6.3)	(31.8)
Other income	(5)	(2)	13	150.0	(138.5)
Net securities gains (losses)	(908)	(935)	(4)	2.9	N/M
Total noninterest income	$(196)	$(269)	$610	27.1%	(132.1)%

N/M = Not Meaningful

Compared to the fourth quarter of 2023, noninterest income decreased by $806 million. The decrease was driven by a $915 million loss on the sale of securities as part of a strategic repositioning of the portfolio, as well as a $3 million loss related to the Scotiabank investment agreement valuation in the fourth quarter of 2024. See the Selected Items Impact on Earnings table on page 25 for more information. The decline was partly offset by an $85 million increase in investment banking and debt placement fees, reflective of stronger syndication fees, underwriting fees, and merger and acquisition fees, as well as a $20 million increase in commercial mortgage servicing fees.

Compared to the third quarter of 2024, noninterest income increased by $73 million, primarily driven by a $50 million increase in investment banking and debt placement fees, reflective of stronger syndication fees and merger and acquisition advisory fees. Additionally, net securities losses declined relative to the prior quarter, reflecting gains from other investment activity in the fourth quarter.

Noninterest Expense

Dollars in millions				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Personnel expense	$734	$670	$674	9.6%	8.9%
Net occupancy	67	66	65	1.5	3.1
Computer processing	107	104	92	2.9	16.3
Business services and professional fees	55	41	44	34.1	25.0
Equipment	20	20	24	—	(16.7)
Operating lease expense	15	14	18	7.1	(16.7)
Marketing	33	21	31	57.1	6.5
Other expense	198	158	424	25.3	(53.3)
Total noninterest expense	$1,229	$1,094	$1,372	12.3%	(10.4)%

    Compared to the fourth quarter of 2023, noninterest expense decreased $143 million. The decline was driven by selected items that impacted earnings in the fourth quarter of 2023, which included the FDIC special assessment, efficiency related expenses, and a pension settlement charge in the fourth quarter of 2023, which collectively totaled $275 million. See the Selected Items Impact on Earnings table on page 25 for more information. Partly offsetting the decline was an increase in personnel expense of $60 million due to an increase in incentive and stock-based compensation related to strong capital markets activity, as well as an increase in technology investments.

    Compared to the third quarter of 2024, noninterest expense increased by $135 million. The increase was driven by a $64 million increase in personnel expense, primarily related to incentive and stock-based compensation, reflective of stronger capital markets activity, as well as an increase in employee benefits. Additionally, there was a $40 million increase in other expense, largely related to seasonal miscellaneous expenses such as charitable donations.

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Commercial and industrial (a)	$52,887	$53,121	$56,664	(.4)%	(6.7)%
Other commercial loans	19,202	19,929	21,942	(3.6)	(12.5)
Total consumer loans	32,622	33,194	35,342	(1.7)	(7.7)
Total loans	$104,711	$106,244	$113,948	(1.4)%	(8.1)%

(a)Commercial and industrial average loan balances include $216 million, $215 million, and $210 million of assets from commercial credit cards at December 31, 2024, September 30, 2024, and December 31, 2023, respectively.

Average loans were $104.7 billion for the fourth quarter of 2024, a decrease of $9.2 billion compared to the fourth quarter of 2023, reflective of continued tepid client loan demand. The decline in average loans was mostly driven by a $6.5 billion decline in average commercial loans, due to lower commercial and industrial loans and commercial mortgage real estate loans. Additionally, average consumer loans declined by $2.7 billion, reflective of broad-based declines across all consumer loan categories.

Compared to the third quarter of 2024, average loans decreased by $1.5 billion. Average commercial loans declined by $961 million, primarily driven by a decrease in commercial mortgage real estate loans and commercial and industrial loans. Average consumer loans declined $572 million, driven by lower consumer mortgage and home equity loan balances.

Average Deposits

Dollars in millions				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Non-time deposits	$132,092	$129,901	$130,750	1.7%	1.0%
Time deposits	17,641	17,870	14,326	(1.3)	23.1
Total deposits	$149,733	$147,771	$145,076	1.3%	3.2%

Cost of total deposits	2.18%	2.39%	2.06%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $149.7 billion for the fourth quarter of 2024, an increase of $4.7 billion compared to the year-ago quarter, reflecting growth in both consumer and commercial deposits.

Compared to the third quarter of 2024, average deposits increased by $2.0 billion, driven by an increase in both consumer and commercial deposit balances.

ASSET QUALITY

Dollars in millions				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Net loan charge-offs	$114	$154	$76	(26.0)%	50.0%
Net loan charge-offs to average total loans	.43%	.58%	.26%	N/A	N/A
Nonperforming loans at period end	$758	$728	$574	4.1	32.1
Nonperforming assets at period end	772	741	591	4.2	30.6
Allowance for loan and lease losses	1,409	1,494	1,508	(5.7)	(6.6)
Allowance for credit losses	1,699	1,774	1,804	(4.2)	(5.8)
Provision for credit losses	39	95	102	(58.9)	(61.8)

Allowance for loan and lease losses to nonperforming loans	186%	205%	263%	N/A	N/A
Allowance for credit losses to nonperforming loans	224	244	314	N/A	N/A

N/A = Not Applicable

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

    Key's provision for credit losses was $39 million, compared to $102 million in the fourth quarter of 2023 and $95 million in the third quarter of 2024. The decrease from prior periods primarily reflects lower loan balances, slowing asset quality migration, and changes in net charge-off levels.

    Net loan charge-offs for the fourth quarter of 2024 totaled $114 million, or 0.43% of average total loans. These results compare to $76 million, or 0.26%, for the fourth quarter of 2023 and $154 million, or 0.58%, for the third quarter of 2024. Key’s allowance for credit losses was $1.7 billion, or 1.63% of total period-end loans at December 31, 2024, compared to 1.60% at December 31, 2023, and 1.68% at September 30, 2024.

    At December 31, 2024, Key’s nonperforming loans totaled $758 million, which represented 0.73% of period-end portfolio loans. These results compare to 0.51% at December 31, 2023, and 0.69% at September 30, 2024. Nonperforming assets at December 31, 2024, totaled $772 million, and represented 0.74% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 0.52% at December 31, 2023, and 0.70% at September 30, 2024.

CAPITAL

Key’s estimated risk-based capital ratios, included in the following table, continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2024.

Capital Ratios

	12/31/2024	9/30/2024	12/31/2023
Common Equity Tier 1 (a)	12.0%	10.8%	10.0%
Tier 1 risk-based capital (a)	13.7	12.6	11.7
Total risk-based capital (a)	16.2	15.1	14.2
Tangible common equity to tangible assets (b)	7.0	6.2	5.1
Leverage (a)	10.1	9.2	9.0

(a)December 31, 2024 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's regulatory capital position remained strong in the fourth quarter of 2024. As shown in the preceding table, at December 31, 2024, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 12.0% and 13.7%, respectively. Key's tangible common equity ratio was 7.0% at December 31, 2024.

    Key elected the CECL phase-in option provided by regulatory guidance which delayed for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. Effective for the first quarter 2022, Key entered a three-year transition period, and the full impact of the CECL standard was phased-in to regulatory capital through December 31, 2024. In the first quarter of 2025, CECL will be fully reflected in regulatory capital. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by five basis points.

Summary of Changes in Common Shares Outstanding

In thousands				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Shares outstanding at beginning of period	991,251	943,200	936,161	5.1%	5.9%
Shares issued under employee compensation plans (net of cancellations and returns)	493	222	403	122.1	22.3
Shares issued under Scotiabank investment agreement	115,042	47,829	—	N/M	N/M
Shares outstanding at end of period	1,106,786	991,251	936,564	11.7%	18.2%

N/M = Not Meaningful

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

    Key declared a dividend in January of 2025 of $.205 per common share, payable in the first quarter of 2025.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

Dollars in millions				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Revenue from continuing operations (TE)
Consumer Bank	$872	$814	$770	7.1%	13.2%
Commercial Bank	999	868	804	15.1	24.3
Other (a)	(1,006)	(987)	(36)	(1.9)	N/M
Total	$865	$695	$1,538	24.5%	(43.8)%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$88	$86	$(11)	2.3%	900.0%
Commercial Bank	379	300	150	26.3	152.7
Other (a)	(711)	(797)	(74)	10.8	N/M
Total	$(244)	$(411)	$65	40.6%	(475.4)%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Corporate treasury includes realized gains and losses from transactions associated with Key's investment securities portfolio. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent
N/M = Not Meaningful

Consumer Bank

Dollars in millions				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Summary of operations
Net interest income (TE)	$637	$584	$544	9.1%	17.1%
Noninterest income	235	230	226	2.2	4.0
Total revenue (TE)	872	814	770	7.1	13.2
Provision for credit losses	43	52	5	(17.3)	760.0
Noninterest expense	713	649	779	9.9	(8.5)
Income (loss) before income taxes (TE)	116	113	(14)	2.7	928.6
Allocated income taxes (benefit) and TE adjustments	28	27	(3)	3.7	N/M
Net income (loss) attributable to Key	$88	$86	$(11)	2.3%	900.0%

Average balances
Loans and leases	$37,567	$38,332	$40,763	(2.0)%	(7.8)%
Total assets	40,563	41,188	43,551	(1.5)	(6.9)
Deposits	87,476	86,431	83,557	1.2	4.7

Assets under management at period end	$61,361	$61,122	$54,859	.4%	11.9%

TE = Taxable Equivalent, N/M = Not Meaningful

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

Additional Consumer Bank Data

Dollars in millions				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Noninterest income
Trust and investment services income	$115	$114	$105	.9%	9.5%
Service charges on deposit accounts	32	34	37	(5.9)	(13.5)
Cards and payments income	64	60	62	6.7	3.2
Consumer mortgage income	16	12	11	33.3	45.5
Other noninterest income	8	10	11	(20.0)	(27.3)
Total noninterest income	$235	$230	$226	2.2%	4.0%

Average deposit balances
Money market deposits	$31,968	$30,805	$29,546	3.8%	8.2%
Demand deposits	22,442	22,310	22,323	.6	.5
Savings deposits	4,391	4,553	5,238	(3.6)	(16.2)
Time deposits	13,979	13,927	10,261	.4	36.2
Noninterest-bearing deposits	14,696	14,836	16,189	(.9)	(9.2)
Total deposits	$87,476	$86,431	$83,557	1.2%	4.7%

Other data
Branches	944	944	959
Automated teller machines	1,182	1,194	1,217

Consumer Bank Summary of Operations (4Q24 vs. 4Q23)
•Key's Consumer Bank recorded net income attributable to Key of $88 million for the fourth quarter of 2024, compared to a loss of $11 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $93 million, or 17.1%, compared to the fourth quarter of 2023
•Average loans and leases decreased $3.2 billion, or 7.8%, from the fourth quarter of 2023, driven by broad-based declines across all loan categories
•Average deposits increased $3.9 billion, or 4.7%, from the fourth quarter of 2023, driven by growth in money market deposits and certificates of deposit
•Provision for credit losses increased $38 million compared to the fourth quarter of 2023, largely driven by higher net charge-offs
•Noninterest income increased $9 million from the year-ago quarter, driven by increases in trust and investment services, consumer mortgage, and cards and payments income
•Noninterest expense decreased $66 million from the year-ago quarter, primarily driven by a FDIC special assessment charge in the fourth quarter of 2023

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

Commercial Bank

Dollars in millions				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Summary of operations
Net interest income (TE)	$537	$460	$452	16.7%	18.8%
Noninterest income	462	408	352	13.2	31.3
Total revenue (TE)	999	868	804	15.1	24.3
Provision for credit losses	(3)	41	96	(107.3)	(103.1)
Noninterest expense	516	445	526	16.0	(1.9)
Income (loss) before income taxes (TE)	486	382	182	27.2	167.0
Allocated income taxes and TE adjustments	107	82	32	30.5	234.4
Net income (loss) attributable to Key	$379	$300	$150	26.3%	152.7%

Average balances
Loans and leases	$66,691	$67,452	$72,713	(1.1)%	(8.3)%
Loans held for sale	1,247	998	635	24.9	96.4
Total assets	76,433	76,395	82,026	—	(6.8)
Deposits	59,687	58,696	58,196	1.7%	2.6%

TE = Taxable Equivalent

Additional Commercial Bank Data

Dollars in millions				Change 4Q24 vs.
	4Q24	3Q24	4Q23	3Q24	4Q23
Noninterest income
Trust and investment services income	$27	$25	$27	8.0%	—%
Investment banking and debt placement fees	220	171	135	28.7	63.0
Cards and payments income	18	22	20	(18.2)	(10.0)
Service charges on deposit accounts	32	32	28	—	14.3
Corporate services income	67	62	61	8.1	9.8
Commercial mortgage servicing fees	67	73	49	(8.2)	36.7
Operating lease income and other leasing gains	15	16	21	(6.3)	(28.6)
Other noninterest income	16	7	11	128.6	45.5
Total noninterest income	$462	$408	$352	13.2%	31.3%

Commercial Bank Summary of Operations (4Q24 vs. 4Q23)
•Key's Commercial Bank recorded net income attributable to Key of $379 million for the fourth quarter of 2024 compared to $150 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $85 million, or 18.8%, compared to the fourth quarter of 2023
•Average loan and lease balances decreased $6.0 billion, or 8.3%, compared to the fourth quarter of 2023, driven by a decline in commercial and industrial loans and commercial real estate loans
•Average deposit balances increased $1.5 billion compared to the fourth quarter of 2023, driven by our focus on growing deposits across our commercial businesses
•Provision for credit losses decreased $99 million compared to the fourth quarter of 2023, driven by lower loan balances, slowing asset quality migration, and changes in the economic outlook
•Noninterest income increased $110 million compared to the fourth quarter of 2023, primarily driven by an increase in investment banking and debt placement fees and commercial mortgage servicing fees
•Noninterest expense decreased $10 million compared to the fourth quarter of 2023, driven by a FDIC special assessment charge in the fourth quarter of 2023, partly offset by higher incentive compensation from an increase in investment banking activity

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

*******************************************

KeyCorp's roots trace back nearly 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $187 billion at December 31, 2024.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,000 branches and approximately 1,200 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

CONTACTS:

ANALYSTS	MEDIA
Brian Mauney	Susan Donlan
216.689.0521	216.471.3133
Brian_Mauney@KeyBank.com	Susan_E_Donlan@KeyBank.com

Halle Nichols	Beth Strauss
216.689.5305	216.471.2787
Halle_A_Nichols@KeyBank.com	Beth_A_Strauss@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key's actual results to differ from those described in the forward-looking statements can be found in KeyCorp's Form 10-K for the year ended December 31, 2023, Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and in KeyCorp's subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, the soundness of other financial institutions and the impact of changes in the interest rate environment. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 8:00 a.m. ET, on January 21, 2025. A replay of the call will be available on our website through January 21, 2026.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

KeyCorp
Fourth Quarter 2024
Financial Supplement

Page
12	Basis of Presentation
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
17	Consolidated Balance Sheets
18	Consolidated Statements of Income
19	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
21	Noninterest Expense
21	Personnel Expense
22	Loan Composition
22	Loans Held for Sale Composition
22	Summary of Changes in Loans Held for Sale
23	Summary of Loan and Lease Loss Experience From Continuing Operations
24	Asset Quality Statistics From Continuing Operations
24	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
24	Summary of Changes in Nonperforming Loans From Continuing Operations
25	Line of Business Results
25	Selected Items Impact on Earnings

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

Basis of Presentation

Use of Non-GAAP Financial Measures
This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document, the financial supplement, or conference call slides related to this document, all of which can be found on Key’s website (www.key.com/ir).

Forward-Looking Non-GAAP Financial Measures
From time to time Key may discuss forward-looking non-GAAP financial measures. Key is unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because Key is unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant for future results.

Annualized Data
Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized”
basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Taxable Equivalent
The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt loans, and certain lease assets, on a common basis that facilitates comparison of results to peers.

Earnings Per Share Equivalent
Certain income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total consolidated earnings per share performance excluding the impact of such items. When the impact of certain income or expense items is disclosed separately, the after-tax amount is computed using the marginal tax rate, unless otherwise specified, with this then being the amount used to calculate the earnings per share equivalent.

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	12/31/2024	9/30/2024	12/31/2023
Summary of operations
Net interest income (TE)	$1,061	$964	$928
Noninterest income	(196)	(269)	610
Total revenue (TE)	865	695	1,538
Provision for credit losses	39	95	102
Noninterest expense	1,229	1,094	1,372
Income (loss) from continuing operations attributable to Key	(244)	(411)	65
Income (loss) from discontinued operations, net of taxes	—	1	—
Net income (loss) attributable to Key	(244)	(410)	65

Income (loss) from continuing operations attributable to Key common shareholders	(279)	(447)	30
Income (loss) from discontinued operations, net of taxes	—	1	—
Net income (loss) attributable to Key common shareholders	(279)	(446)	30

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$(.28)	$(.47)	$.03
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	(.28)	(.47)	.03

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	(.28)	(.47)	.03
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	(.28)	(.47)	.03

Cash dividends declared	.205	.205	.205
Book value at period end	14.21	14.53	13.02
Tangible book value at period end	11.70	11.72	10.02
Market price at period end	17.14	16.75	14.40

Performance ratios
From continuing operations:
Return on average total assets	(.52)%	(.87)%	.14%
Return on average common equity	(7.80)	(13.41)	1.08
Return on average tangible common equity (b)	(9.69)	(16.98)	1.46
Net interest margin (TE)	2.41	2.17	2.07
Cash efficiency ratio (b)	141.3	156.4	88.6

From consolidated operations:
Return on average total assets	(.52)%	(.87)%	.14%
Return on average common equity	(7.80)	(13.38)	1.08
Return on average tangible common equity (b)	(9.69)	(16.95)	1.46
Net interest margin (TE)	2.41	2.17	2.07
Loan to deposit (c)	70.3	71.0	77.9

Capital ratios at period end
Key shareholders’ equity to assets	9.7%	8.9%	7.8%
Key common shareholders’ equity to assets	8.4	7.6	6.5
Tangible common equity to tangible assets (b)	7.0	6.2	5.1
Common Equity Tier 1 (d)	12.0	10.8	10.0
Tier 1 risk-based capital (d)	13.7	12.6	11.7
Total risk-based capital (d)	16.2	15.1	14.2
Leverage (d)	10.1	9.2	9.0

Asset quality — from continuing operations
Net loan charge-offs	$114	$154	$76
Net loan charge-offs to average loans	.43%	.58%	.26%
Allowance for loan and lease losses	$1,409	$1,494	$1,508
Allowance for credit losses	1,699	1,774	1,804
Allowance for loan and lease losses to period-end loans	1.35%	1.42%	1.34%
Allowance for credit losses to period-end loans	1.63	1.68	1.60
Allowance for loan and lease losses to nonperforming loans	186	205	263
Allowance for credit losses to nonperforming loans	224	244	314
Nonperforming loans at period-end	$758	$728	$574
Nonperforming assets at period-end	772	741	591
Nonperforming loans to period-end portfolio loans	.73%	.69%	.51%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.74	.70	.52

Trust assets
Assets under management	$61,361	$61,122	$54,859
Other data
Average full-time equivalent employees	16,810	16,805	17,129
Branches	944	944	959
Taxable-equivalent adjustment	$10	$12	$7

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

Financial Highlights (continued)
(Dollars in millions, except per share amounts)
	Twelve months ended
	12/31/2024	12/31/2023
Summary of operations
Net interest income (TE)	$3,810	$3,943
Noninterest income	809	2,470
Total revenue (TE)	4,619	6,413
Provision for credit losses	335	489
Noninterest expense	4,545	4,734
Income (loss) from continuing operations attributable to Key	(163)	964
Income (loss) from discontinued operations, net of taxes	2	3
Net income (loss) attributable to Key	(161)	967

Income (loss) from continuing operations attributable to Key common shareholders	(306)	821
Income (loss) from discontinued operations, net of taxes	2	3
Net income (loss) attributable to Key common shareholders	(304)	824

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$(.32)	$.88
Income (loss) from discontinued operations, net of taxes	—	—
Net income (loss) attributable to Key common shareholders (a)	(.32)	.89

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	(.32)	.88
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	(.32)	.88

Cash dividends paid	.82	.82

Performance ratios
From continuing operations:
Return on average total assets	(.09)%	.50%
Return on average common equity	(2.37)	7.21
Return on average tangible common equity (b)	(3.03)	9.60
Net interest margin (TE)	2.16	2.17
Cash efficiency ratio (b)	97.8	73.2

From consolidated operations:
Return on average total assets	(.09)%	.50%
Return on average common equity	(2.36)	7.24
Return on average tangible common equity (b)	(3.01)	9.63
Net interest margin (TE)	2.16	2.17

Asset quality — from continuing operations
Net loan charge-offs	$440	$244
Net loan charge-offs to average total loans	.41%	.21%

Other data
Average full-time equivalent employees	16,753	17,692

Taxable-equivalent adjustment	45	30
(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)December 31, 2024, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," “cash efficiency ratio," "adjusted taxable-equivalent revenue," "noninterest expense adjusted for selected items," "adjusted income (loss) available from continuing operations attributable to Key common shareholders," and "diluted earnings per share - adjusted."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Adjusted taxable-equivalent revenue is a non-GAAP measure in that it adjusts revenue for certain tax-exempt instruments and selected items. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable instruments. Additionally, management believes adjusting for the selected items provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of the financial impacts related to those selected items.

Noninterest expense adjusted for selected items is a non-GAAP measure in that it excludes selected items. Management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects on noninterest expense related to those selected items.

Adjusted income (loss) available from continuing operations attributable to Key common shareholders (or “adjusted net income”) and diluted earnings per share - adjusted (or "adjusted earnings per share") are non-GAAP in that these measures exclude selected items, net of tax. Management believes these measures provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of the financial impacts related to the selected items.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Twelve months ended
	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$18,176	$16,852	$14,637
Less: Intangible assets (a)	2,779	2,786	2,806
Preferred Stock (b)	2,446	2,446	2,446
Tangible common equity (non-GAAP)	$12,951	$11,620	$9,385
Total assets (GAAP)	$187,168	$189,763	$188,281
Less: Intangible assets (a)	2,779	2,786	2,806
Tangible assets (non-GAAP)	$184,389	$186,977	$185,475
Tangible common equity to tangible assets ratio (non-GAAP)	7.02%	6.21%	5.06%
Pre-provision net revenue
Net interest income (GAAP)	$1,051	$952	$921	$3,765	$3,913
Plus: Taxable-equivalent adjustment	10	12	7	45	30
Noninterest income	(196)	(269)	610	809	2,470
Less: Noninterest expense	1,229	1,094	1,372	4,545	4,734
Pre-provision net revenue from continuing operations (non-GAAP)	$(364)	$(399)	$166	$74	$1,513
Average tangible common equity
Average Key shareholders' equity (GAAP)	$16,732	$15,759	$13,471	$15,408	$13,881
Less: Intangible assets (average) (c)	2,783	2,789	2,811	2,793	2,831
Preferred stock (average)	2,500	2,500	2,500	2,500	2,500
Average tangible common equity (non-GAAP)	$11,449	$10,470	$8,160	$10,115	$8,689
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$(279)	$(447)	$30	$(306)	$821
Average tangible common equity (non-GAAP)	11,449	10,470	8,160	10,115	8,689

Return on average tangible common equity from continuing operations (non-GAAP)	(9.69)%	(16.98)%	1.46%	(3.03)%	9.60%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$(279)	$(446)	$30	$(304)	$824
Average tangible common equity (non-GAAP)	11,449	10,470	8,160	10,115	8,689

Return on average tangible common equity consolidated (non-GAAP)	(9.69)%	(16.95)%	1.46%	(3.01)%	9.63%

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended			Twelve months ended
	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
Cash efficiency ratio
Noninterest expense (GAAP)	$1,229	$1,094	$1,372	$4,545	$4,734
Less: Intangible asset amortization	7	7	10	29	39
Adjusted noninterest expense (non-GAAP)	$1,222	$1,087	$1,362	$4,516	$4,695

Net interest income (GAAP)	$1,051	$952	$921	$3,765	$3,913
Plus: Taxable-equivalent adjustment	10	12	7	45	30
Net interest income TE (non-GAAP)	1,061	964	928	3,810	3,943
Noninterest income (GAAP)	(196)	(269)	610	809	2,470
Total taxable-equivalent revenue (non-GAAP)	$865	$695	$1,538	$4,619	$6,413

Cash efficiency ratio (non-GAAP)	141.3%	156.4%	88.6%	97.8%	73.2%

Adjusted taxable-equivalent revenue
Noninterest income (GAAP)	$(196)	$(269)	$610	$809	$2,470
Plus: Selected items(d)	918	918	—	1,836	—
Adjusted noninterest income (non-GAAP)	$722	$649	$610	$2,645	$2,470
Net interest income TE (non-GAAP)	1,061	964	928	3,810	3,943
Total adjusted taxable-equivalent revenue (non-GAAP)	$1,783	$1,613	$1,538	$6,455	$6,413
Noninterest expense adjusted for selected items
Noninterest expense (GAAP)	$1,229	$1,094	$1,372	$4,545	$4,734
Plus: Selected items(d)	3	6	(275)	(25)	(339)
Noninterest expense adjusted for selected items (non-GAAP)	$1,232	$1,100	$1,097	$4,520	$4,395
Adjusted income (loss) available from continuing operations attributable to Key common shareholders
Income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$(279)	$(447)	$30	$(306)	$821
Plus: Selected items (net of tax)(d)	657	732	209	1,415	258
Adjusted income (loss) available from continuing operations attributable to Key common shareholders (non-GAAP)	$378	$285	$239	$1,109	$1,079
Diluted earnings per common share (EPS) - adjusted
Diluted EPS from continuing operations attributable to Key common shareholders (GAAP)	$(.28)	$(.47)	$.03	$(.32)	$.88
Plus: EPS impact of selected items(d)	.66	.77	.22	1.48	.27
Diluted EPS from continuing operations attributable to Key common shareholders - adjusted (non-GAAP)	$.38	$.30	$.25	$1.16	$1.15
(a)For the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, intangible assets exclude less than $1 million, less than $1 million, and $1 million, respectively, of period-end purchased credit card receivables.
(b)Net of capital surplus.
(c)For the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, average intangible assets exclude less than $1 million, less than $1 million, and $1 million, respectively, of average purchased credit card receivables.
(d)Additional detail provided in Selected Items table on page 25
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

Consolidated Balance Sheets
(Dollars in millions)

	12/31/2024	9/30/2024	12/31/2023
Assets
Loans	$104,260	$105,346	$112,606
Loans held for sale	797	1,058	483
Securities available for sale	37,707	34,169	37,185
Held-to-maturity securities	7,395	7,702	8,575
Trading account assets	1,283	1,404	1,142
Short-term investments	17,504	22,796	10,817
Other investments	1,041	1,117	1,244
Total earning assets	169,987	173,592	172,052
Allowance for loan and lease losses	(1,409)	(1,494)	(1,508)
Cash and due from banks	1,743	1,276	941
Premises and equipment	614	624	661
Goodwill	2,752	2,752	2,752
Other intangible assets	27	34	55
Corporate-owned life insurance	4,394	4,379	4,383
Accrued income and other assets	8,797	8,323	8,601
Discontinued assets	263	277	344
Total assets	$187,168	$189,763	$188,281

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	$120,132	$119,995	$114,859
Noninterest-bearing deposits	29,628	30,358	30,728
Total deposits	149,760	150,353	145,587
Federal funds purchased and securities sold under repurchase agreements	14	44	38
Bank notes and other short-term borrowings	2,130	2,359	3,053
Accrued expense and other liabilities	4,983	4,478	5,412
Long-term debt	12,105	15,677	19,554
Total liabilities	168,992	172,911	173,644

Equity
Preferred stock	2,500	2,500	2,500
Common shares	1,257	1,257	1,257
Capital surplus	6,038	6,149	6,281
Retained earnings	14,584	15,066	15,672
Treasury stock, at cost	(2,733)	(4,839)	(5,844)
Accumulated other comprehensive income (loss)	(3,470)	(3,281)	(5,229)
Key shareholders’ equity	18,176	16,852	14,637
Total liabilities and equity	$187,168	$189,763	$188,281

Common shares outstanding (000)	1,106,786	991,251	936,564

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended			Twelve months ended
	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
Interest income
Loans	$1,448	$1,516	$1,574	$6,026	$6,219
Loans held for sale	20	18	12	60	61
Securities available for sale	353	298	213	1,142	793
Held-to-maturity securities	66	70	78	284	312
Trading account assets	16	15	13	61	55
Short-term investments	214	244	138	792	414
Other investments	15	14	22	62	73
Total interest income	2,132	2,175	2,050	8,427	7,927
Interest expense
Deposits	821	887	754	3,307	2,322
Federal funds purchased and securities sold under repurchase agreements	1	1	—	4	79
Bank notes and other short-term borrowings	24	43	45	164	308
Long-term debt	235	292	330	1,187	1,305
Total interest expense	1,081	1,223	1,129	4,662	4,014
Net interest income	1,051	952	921	3,765	3,913
Provision for credit losses	39	95	102	335	489
Net interest income after provision for credit losses	1,012	857	819	3,430	3,424
Noninterest income
Trust and investment services income	142	140	132	557	516
Investment banking and debt placement fees	221	171	136	688	542
Cards and payments income	85	84	84	331	340
Service charges on deposit accounts	65	67	65	261	270
Corporate services income	69	69	67	275	302
Commercial mortgage servicing fees	68	73	48	258	190
Corporate-owned life insurance income	36	36	36	138	132
Consumer mortgage income	16	12	11	58	51
Operating lease income and other leasing gains	15	16	22	76	92
Other income	(5)	(2)	13	23	46
Net securities gains (losses)	(908)	(935)	(4)	(1,856)	(11)
Total noninterest income	(196)	(269)	610	809	2,470
Noninterest expense
Personnel	734	670	674	2,714	2,660
Net occupancy	67	66	65	266	267
Computer processing	107	104	92	414	368
Business services and professional fees	55	41	44	174	168
Equipment	20	20	24	80	88
Operating lease expense	15	14	18	63	77
Marketing	33	21	31	94	109
Other expense	198	158	424	740	997
Total noninterest expense	1,229	1,094	1,372	4,545	4,734
Income (loss) from continuing operations before income taxes	(413)	(506)	57	(306)	1,160
Income taxes (benefit)	(169)	(95)	(8)	(143)	196
Income (loss) from continuing operations	(244)	(411)	65	(163)	964
Income (loss) from discontinued operations, net of taxes	—	1	—	2	3
Net income (loss)	$(244)	$(410)	$65	$(161)	$967

Income (loss) from continuing operations attributable to Key common shareholders	$(279)	$(447)	$30	$(306)	$821
Net income (loss) attributable to Key common shareholders	(279)	(446)	30	(304)	824
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$(.28)	$(.47)	$.03	$(.32)	$.88
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	(.28)	(.47)	.03	(.32)	.89
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$(.28)	$(.47)	$.03	$(.32)	$.88
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	(.28)	(.47)	.03	(.32)	.88

Cash dividends declared per common share	$.205	$.205	$.205	$.820	$.820

Weighted-average common shares outstanding (000)	986,829	948,979	927,517	949,561	927,217
Effect of common share options and other stock awards(b)	—	—	6,529	—	5,542
Weighted-average common shares and potential common shares outstanding (000) (c)	986,829	948,979	934,046	949,561	932,759
(a)Earnings per share may not foot due to rounding.
(b)For periods ended in a loss from continuing operations attributable to Key common shareholders, anti-dilutive instruments have been excluded from the calculation of diluted earnings per share.
(c)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Fourth Quarter 2024			Third Quarter 2024			Fourth Quarter 2023
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$52,887	$817	6.15%	$53,121	$847	6.34%	$56,664	$870	6.09%
Real estate — commercial mortgage	13,343	202	6.01	13,864	225	6.46	15,346	234	6.05
Real estate — construction	3,033	55	7.23	3,077	59	7.65	3,028	54	7.05
Commercial lease financing	2,826	24	3.51	2,988	26	3.46	3,568	30	3.34
Total commercial loans	72,089	1,098	6.07	73,050	1,157	6.30	78,606	1,188	6.00
Real estate — residential mortgage	19,990	166	3.32	20,215	167	3.30	21,113	174	3.30
Home equity loans	6,445	93	5.75	6,634	100	5.98	7,227	108	5.93
Other consumer loans	5,256	67	5.08	5,426	69	5.08	6,015	75	4.94
Credit cards	931	34	14.36	919	35	15.22	987	36	14.47
Total consumer loans	32,622	360	4.40	33,194	371	4.46	35,342	393	4.43
Total loans	104,711	1,458	5.55	106,244	1,528	5.73	113,948	1,581	5.51
Loans held for sale	1,327	20	6.05	1,098	18	6.54	695	12	6.85
Securities available for sale (b), (e)	37,952	353	3.38	36,700	298	2.87	35,576	213	1.99
Held-to-maturity securities (b)	7,541	66	3.50	7,838	70	3.58	8,714	78	3.56
Trading account assets	1,215	16	4.98	1,142	15	5.08	1,104	13	4.93
Short-term investments	17,575	214	4.83	17,773	244	5.47	9,571	138	5.72
Other investments (e)	1,045	15	5.72	1,193	14	4.77	1,297	22	6.91
Total earning assets	171,366	2,142	4.87	171,988	2,187	4.93	170,905	2,057	4.60
Allowance for loan and lease losses	(1,486)			(1,533)			(1,484)
Accrued income and other assets	17,308			17,154			17,471
Discontinued assets	268			284			351
Total assets	$187,456			$187,893			$187,243
Liabilities
Money market deposits	$40,676	$283	2.77%	$40,379	$309	3.04%	$36,648	$251	2.72%
Demand deposits	57,653	341	2.35	56,087	365	2.59	56,963	348	2.42
Savings deposits	4,635	1.07		4,967	3.22		5,492	1.05
Time deposits	17,641	196	4.43	17,870	210	4.68	14,326	154	4.26
Total interest-bearing deposits	120,605	821	2.71	119,303	887	2.96	113,429	754	2.63
Federal funds purchased and securities sold under repurchase agreements	84	1	3.99	98	1	4.48	56	—	2.29
Bank notes and other short-term borrowings	1,832	24	5.19	3,172	43	5.44	3,199	45	5.62
Long-term debt (f)	13,984	235	6.70	16,422	292	7.09	19,921	330	6.64
Total interest-bearing liabilities	136,505	1,081	3.15	138,995	1,223	3.50	136,605	1,129	3.29
Noninterest-bearing deposits	29,128			28,468			31,647
Accrued expense and other liabilities	4,823			4,387			5,169
Discontinued liabilities (f)	268			284			351
Total liabilities	$170,724			$172,134			$173,772
Equity
Total equity	$16,732			$15,759			$13,471
Total liabilities and equity	$187,456			$187,893			$187,243
Interest rate spread (TE)			1.72%			1.43%			1.31%
Net interest income (TE) and net interest margin (TE)		$1,061	2.41%		$964	2.17%		$928	2.07%
TE adjustment (b)		10			12			7
Net interest income, GAAP basis		$1,051			$952			$921
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (f) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $216 million, $215 million, and $210 million of assets from commercial credit cards for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively.
(e)Yield presented is calculated on the basis of amortized cost excluding fair value hedge basis adjustments. The average amortized cost for securities available for sale was $41.8 billion, $41.6 billion, and $42.6 billion for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively. Yield based on the fair value of securities available for sale was 3.73%, 3.25%, and 2.39% for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively.
(f)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles.

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Twelve months ended December 31, 2024			Twelve months ended December 31, 2023
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$53,951	$3,378	6.26%	$59,379	$3,444	5.80%
Real estate — commercial mortgage	14,080	873	6.20	15,968	931	5.83
Real estate — construction	3,042	227	7.48	2,755	185	6.71
Commercial lease financing	3,087	105	3.41	3,703	116	3.13
Total commercial loans	74,160	4,583	6.18	81,805	4,676	5.72
Real estate — residential mortgage	20,382	674	3.31	21,428	699	3.26
Home equity loans	6,729	398	5.92	7,522	433	5.76
Other consumer loans	5,519	278	5.04	6,263	305	4.86
Credit cards	934	138	14.78	986	136	13.88
Total consumer loans	33,564	1,488	4.43	36,199	1,573	4.35
Total loans	107,724	6,071	5.64	118,004	6,249	5.30
Loans held for sale	979	60	6.11	1,012	61	6.06
Securities available for sale (b), (e)	37,127	1,142	2.71	37,718	793	1.80
Held-to-maturity securities (b)	7,980	284	3.56	9,008	312	3.46
Trading account assets	1,175	61	5.16	1,138	55	4.85
Short-term investments	14,846	792	5.33	7,349	414	5.63
Other investments (e)	1,177	62	5.25	1,392	73	5.28
Total earning assets	171,008	8,472	4.81	175,621	7,957	4.37
Allowance for loan and lease losses	(1,515)			(1,419)
Accrued income and other assets	17,322			17,425
Discontinued assets	296			384
Total assets	$187,111			$192,011
Liabilities
Money market deposits	$39,525	$1,146	2.90%	$34,539	$666	1.93%
Other demand deposits	56,130	1,402	2.50	54,711	1,102	2.01
Savings deposits	5,010	7.14		6,343	3.04
Time deposits	16,497	752	4.56	13,794	551	4.00
Total interest-bearing deposits	117,162	3,307	2.82	109,387	2,322	2.12
Federal funds purchased and securities sold under repurchase agreements	103	4	4.35	1,647	79	4.81
Bank notes and other short-term borrowings	2,984	164	5.49	5,890	308	5.24
Long-term debt (f)	17,279	1,187	6.87	20,983	1,305	6.22
Total interest-bearing liabilities	137,528	4,662	3.39	137,907	4,014	2.91
Noninterest-bearing deposits	28,993			34,672
Accrued expense and other liabilities	4,886			5,167
Discontinued liabilities (f)	296			384
Total liabilities	$171,703			$178,130
Equity
Total equity	$15,408			$13,881
Total liabilities and equity	$187,111			$192,011
Interest rate spread (TE)			1.42%			1.46%
Net interest income (TE) and net interest margin (TE)		$3,810	2.16%		$3,943	2.17%
TE adjustment (b)		45			30
Net interest income, GAAP basis		$3,765			$3,913

(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (f) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the twelve months ended December 31, 2024, and December 31, 2023, respectively.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $215 million and $196 million of assets from commercial credit cards for the twelve months ended December 31, 2024, and December 31, 2023, respectively.
(e)Yield presented is calculated on the basis of amortized cost excluding fair value hedge basis adjustments. The average amortized cost for securities available for sale was $42.2 billion and $44.0 billion for the twelve months ended December 31, 2024, and December 31, 2023, respectively. Yield based on the fair value of securities available for sale was 3.08% and 2.10% for the twelve months ended December 31, 2024, and December 31, 2023, respectively.
(f)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

Noninterest Expense
(Dollars in millions)

	Three months ended			Twelve months ended
	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
Personnel (a)	$734	$670	$674	$2,714	$2,660
Net occupancy	67	66	65	266	267
Computer processing	107	104	92	414	368
Business services and professional fees	55	41	44	174	168
Equipment	20	20	24	80	88
Operating lease expense	15	14	18	63	77
Marketing	33	21	31	94	109
Other expense	198	158	424	740	997
Total noninterest expense	$1,229	$1,094	$1,372	$4,545	$4,734
Average full-time equivalent employees (b)	16,810	16,805	17,129	16,753	17,692
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)

	Three months ended			Twelve months ended
	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
Salaries and contract labor	$418	$408	$399	$1,609	$1,649
Incentive and stock-based compensation	197	162	139	661	525
Employee benefits	119	99	97	442	405
Severance	—	1	39	2	81
Total personnel expense	$734	$670	$674	$2,714	$2,660

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

Loan Composition
(Dollars in millions)

				Change 12/31/2024 vs.
	12/31/2024	9/30/2024	12/31/2023	9/30/2024	12/31/2023
Commercial and industrial (a)(b)	$52,909	$52,774	$55,815	.3%	(5.2)%
Commercial real estate:
Commercial mortgage	13,310	13,637	15,187	(2.4)	(12.4)
Construction	2,936	3,093	3,066	(5.1)	(4.2)
Total commercial real estate loans	16,246	16,730	18,253	(2.9)	(11.0)
Commercial lease financing (b)	2,736	2,913	3,523	(6.1)	(22.3)
Total commercial loans	71,891	72,417	77,591	(.7)	(7.3)
Residential — prime loans:
Real estate — residential mortgage	19,886	20,122	20,958	(1.2)	(5.1)
Home equity loans	6,358	6,555	7,139	(3.0)	(10.9)
Total residential — prime loans	26,244	26,677	28,097	(1.6)	(6.6)
Other consumer loans	5,167	5,338	5,916	(3.2)	(12.7)
Credit cards	958	914	1,002	4.8	(4.4)
Total consumer loans	32,369	32,929	35,015	(1.7)	(7.6)
Total loans (c), (d)	$104,260	$105,346	$112,606	(1.0)%	(7.4)%
(a)Loan balances include $212 million, $219 million, and $207 million of commercial credit card balances at December 31, 2024, September 30, 2024, and December 31, 2023, respectively.
(b)Commercial and industrial includes receivables held as collateral for a secured borrowing of $211 million at December 31, 2024, $261 million at September 30, 2024 and no amounts held as collateral for a secured borrowing at December 31, 2023. Commercial lease financing includes receivables held as collateral for a secured borrowing of $3 million, $3 million, and $7 million at December 31, 2024, September 30, 2024, and December 31, 2023, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $257 million at December 31, 2024, $272 million at September 30, 2024, and $339 million at December 31, 2023, related to the discontinued operations of the education lending business.
(d)Accrued interest of $456 million, $480 million, and $522 million at December 31, 2024, September 30, 2024, and December 31, 2023, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Change 12/31/2024 vs.
	12/31/2024	9/30/2024	12/31/2023	9/30/2024	12/31/2023
Commercial and industrial	$88	$250	$50	(64.8)%	76.0%
Real estate — commercial mortgage	616	747	382	(17.5)	61.3
Real estate — residential mortgage	93	61	51	52.5	82.4
Total loans held for sale	$797	$1,058	$483	(24.7)%	65.0%

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	4Q24	3Q24	2Q24	1Q24	4Q23
Balance at beginning of period	$1,058	$517	$228	$483	$730
New originations	2,915	2,473	1,532	1,738	1,879
Transfers from (to) held to maturity, net	—	(16)	(1)	(105)	(31)
Loan sales	(3,039)	(1,889)	(1,234)	(1,893)	(2,095)
Loan draws (payments), net	(136)	(28)	(7)	4	—
Valuation and other adjustments	(1)	1	(1)	1	—
Balance at end of period	$797	$1,058	$517	$228	$483

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended			Twelve months ended
	12/31/2024	9/30/2024	12/31/2023	12/31/2024	12/31/2023
Average loans outstanding	$104,711	$106,244	$113,948	$107,724	$118,004
Allowance for loan and lease losses at the beginning of the period	$1,494	$1,547	$1,488	$1,508	$1,337
Loans charged off:
Commercial and industrial	84	131	49	363	188

Real estate — commercial mortgage	18	7	24	40	39
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	18	7	24	40	39
Commercial lease financing	1	—	—	7	—
Total commercial loans	103	138	73	410	227
Real estate — residential mortgage	1	—	—	3	1
Home equity loans	—	1	(2)	2	2
Other consumer loans	15	17	14	64	51
Credit cards	12	11	10	47	37
Total consumer loans	28	29	22	116	91
Total loans charged off	131	167	95	526	318
Recoveries:
Commercial and industrial	12	7	11	58	44

Real estate — commercial mortgage	—	1	1	2	2
Real estate — construction	—	—	1	—	1
Total commercial real estate loans	—	1	2	2	3
Commercial lease financing	—	—	1	5	5
Total commercial loans	12	8	14	65	52
Real estate — residential mortgage	1	1	1	5	4
Home equity loans	—	1	—	2	3
Other consumer loans	2	2	1	8	8
Credit cards	2	1	3	6	7
Total consumer loans	5	5	5	21	22
Total recoveries	17	13	19	86	74
Net loan charge-offs	(114)	(154)	(76)	(440)	(244)
Provision (credit) for loan and lease losses	29	101	96	341	415
Allowance for loan and lease losses at end of period	$1,409	$1,494	$1,508	$1,409	$1,508

Liability for credit losses on lending-related commitments at beginning of period	$280	$286	$290	$296	$225
Provision (credit) for losses on lending-related commitments	10	(6)	6	(6)	74
Other	—	—	—	—	(3)
Liability for credit losses on lending-related commitments at end of period (a)	$290	$280	$296	$290	$296

Total allowance for credit losses at end of period	$1,699	$1,774	$1,804	$1,699	$1,804

Net loan charge-offs to average total loans	.43%	.58%	.26%	.41%	.21%
Allowance for loan and lease losses to period-end loans	1.35	1.42	1.34	1.35	1.34
Allowance for credit losses to period-end loans	1.63	1.68	1.60	1.63	1.60
Allowance for loan and lease losses to nonperforming loans	186	205	263	186	263
Allowance for credit losses to nonperforming loans	224	244	314	224	314

Discontinued operations — education lending business:
Loans charged off	$1	$1	$1	$4	$4
Recoveries	—	—	—	1	1
Net loan charge-offs	$(1)	$(1)	$(1)	$(3)	$(3)
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	4Q24	3Q24	2Q24	1Q24	4Q23
Net loan charge-offs	$114	$154	$91	$81	$76
Net loan charge-offs to average total loans	.43%	.58%	.34%	.29%	.26%
Allowance for loan and lease losses	$1,409	$1,494	$1,547	$1,542	$1,508
Allowance for credit losses (a)	1,699	1,774	1,833	1,823	1,804
Allowance for loan and lease losses to period-end loans	1.35%	1.42%	1.44%	1.40%	1.34%
Allowance for credit losses to period-end loans	1.63	1.68	1.71	1.66	1.60
Allowance for loan and lease losses to nonperforming loans	186	205	218	234	263
Allowance for credit losses to nonperforming loans	224	244	258	277	314
Nonperforming loans at period end	$758	$728	$710	$658	$574
Nonperforming assets at period end	772	741	727	674	591
Nonperforming loans to period-end portfolio loans	.73%	.69%	.66%	.60%	.51%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.74	.70	.68	.61	.52

(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Commercial and industrial	$322	$365	$358	$360	$297

Real estate — commercial mortgage	243	176	173	113	100
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	243	176	173	113	100
Commercial lease financing	—	—	1	1	—
Total commercial loans	565	541	532	474	397
Real estate — residential mortgage	92	87	77	79	71
Home equity loans	89	90	91	95	97
Other Consumer loans	5	4	4	4	4
Credit cards	7	6	6	6	5
Total consumer loans	193	187	178	184	177
Total nonperforming loans (a)	758	728	710	658	574
OREO	14	13	17	16	17
Nonperforming loans held for sale	—	—	—	—	—
Other nonperforming assets	—	—	—	—	—
Total nonperforming assets	$772	$741	$727	$674	$591
Accruing loans past due 90 days or more	$90	$166	$137	$119	$107
Accruing loans past due 30 through 89 days	206	184	282	242	222
Nonperforming assets from discontinued operations — education lending business	2	2	3	2	3
Nonperforming loans to period-end portfolio loans	.73%	.69%	.66%	.60%	.51%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.74	.70	.68	.61	.52

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	4Q24	3Q24	2Q24	1Q24	4Q23
Balance at beginning of period	$728	$710	$658	$574	$455
Loans placed on nonaccrual status	309	271	317	243	297
Charge-offs	(131)	(167)	(131)	(97)	(95)
Loans sold	(13)	(32)	(22)	(5)	(9)
Payments	(111)	(37)	(76)	(35)	(56)
Transfers to OREO	(2)	(1)	(1)	(2)	(2)
Loans returned to accrual status	(22)	(16)	(35)	(20)	(16)
Balance at end of period	$758	$728	$710	$658	$574

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

Line of Business Results
(Dollars in millions)

						Change 4Q24 vs.
	4Q24	3Q24	2Q24	1Q24	4Q23	3Q24	4Q23
Consumer Bank
Summary of operations
Total revenue (TE)	$872	$814	$769	$757	$770	7.1%	13.2%
Provision for credit losses	43	52	33	(2)	5	(17.3)	760.0
Noninterest expense	713	649	648	704	779	9.9	(8.5)
Net income (loss) attributable to Key	88	86	67	41	(11)	2.3	900.0
Average loans and leases	37,567	38,332	39,174	39,919	40,763	(2.0)	(7.8)
Average deposits	87,476	86,431	85,397	84,075	83,557	1.2	4.7
Net loan charge-offs	63	54	45	44	40	16.7	57.5
Net loan charge-offs to average total loans	.67%	.56%	.46%	.44%	.39%	19.6	71.8
Nonperforming assets at period end	$201	$195	$190	$196	$190	3.1	5.8
Return on average allocated equity	10.85%	10.34%	7.93%	4.69%	(1.28)%	4.9	947.7

Commercial Bank
Summary of operations
Total revenue (TE)	$999	$868	$769	$798	$804	15.1%	24.3%
Provision for credit losses	(3)	41	87	102	96	(107.3)	(103.1)
Noninterest expense	516	445	431	442	526	16.0	(1.9)
Net income (loss) attributable to Key	379	300	207	205	150	26.3	152.7
Average loans and leases	66,691	67,452	69,248	70,633	72,713	(1.1)	(8.3)
Average loans held for sale	1,247	998	522	840	635	24.9	96.4
Average deposits	59,687	58,696	57,360	56,331	58,196	1.7	2.6
Net loan charge-offs	52	99	64	37	35	(47.5)	48.6
Net loan charge-offs to average total loans	.31%	.58%	.37%	.21%	.19%	(46.6)	63.2
Nonperforming assets at period end	$571	$546	$537	$478	$401	4.6	42.4
Return on average allocated equity	15.50%	11.98%	8.31%	8.24%	5.88%	29.4	163.6
TE = Taxable Equivalent

Selected Items Impact on Earnings
(Dollars in millions, except per share amounts)
	Pretax(a)	After-tax at marginal rate(a)
Quarter to date results	Amount	Net Income	EPS(c)(f)
Three months ended December 31, 2024
Loss on sale of securities(b)	$(915)	$(657)	$(0.66)
Scotiabank investment agreement valuation (other income)	(3)	(2)	—
FDIC special assessment (other expense)(d)	3	2	—
Three months ended September 30, 2024
Loss on sale of securities(b)	(918)	(737)	(0.77)
FDIC special assessment (other expense)(d)	6	5	—
Three months ended June 30, 2024
FDIC special assessment (other expense)(d)	(5)	(4)	—
Three months ended March 31, 2024
FDIC special assessment (other expense)(d)	(29)	(22)	(0.02)
Three months ended December 31, 2023
Efficiency related expenses(e)	(67)	(51)	(0.05)
Pension settlement (other expense)	(18)	(14)	(0.02)
FDIC special assessment (other expense)(d)	(190)	(144)	(0.15)

Year to date results
Twelve months ended December 31, 2024
Loss on sale of securities	(1,833)	(1,394)	(1.45)
Scotiabank investment agreement valuation (other income)	(3)	(2)	—
FDIC special assessment (other expense)(d)	(25)	(19)	(0.02)
Total selected items(f)	$(1,861)	$(1,415)	$(1.48)

Twelve months ended December 31, 2023
Efficiency related expenses(e)	(131)	(100)	(0.10)
Pension settlement (other expense)	(18)	(14)	(0.02)
FDIC special assessment (other expense)(d)	(190)	(144)	(0.15)
Total selected items(f)	$(339)	$(258)	$(0.27)

KeyCorp Reports Fourth Quarter 2024 Results
January 21, 2025

(a)Favorable (unfavorable) impact.
(b)After-tax loss on sale of securities for the three months ended September 30, 2024 adjusted to reflect impact of GAAP accounting for income taxes in interim periods, with related adjustments recorded in the fourth quarter of 2024.
(c)Impact to EPS reflected on a fully diluted basis.
(d)In November 2023, the FDIC issued a final rule implementing a special assessment on insured depository institutions to recover the loss to the FDIC’s deposit insurance fund (DIF) associated with protecting uninsured depositors following the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the initial loss estimate related to the special assessment during the fourth quarter of 2023. In late February 2024, the FDIC provided updated estimates on the uninsured deposit losses and recoverable assets related to the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the additional expense related to the revised special assessment during the first quarter of 2024. Amounts reflected for the three-months ended June 30, 2024, September 30, 2024, and December 31, 2024, represent adjustments from initial estimates based on quarterly invoices received from the FDIC.
(e)Efficiency related expenses for the three-months ended December 31, 2023, consist primarily of $39 million of severance recorded in personnel expense and $24 million of corporate real estate related rationalization and other contract termination or renegotiation costs recorded in other expense. Efficiency related expenses for the twelve-months ended December 31, 2023, consist primarily of $70 million of severance recorded in personnel expense and $52 million of corporate real estate related rationalization and other contract termination or renegotiation costs recorded in other expense.
(f)Earnings per share may not foot due to rounding.